Exhibit 10.2

* Represents specific quantitative or qualitative performance-related factors, or factors or criteria involving confidential commercial or business information, the disclosure of which would have an adverse effect on the Registrant.

Title:	Executive Incentive Plan
Effective Date:	March 15, 2005

Document Owner:	Human Resources Compensation

Approvals:	Jan Collinson
Sr. VP of Human Resources and Facilities

Aart de Geus
Chairman and CEO

Chi-Foon Chan
President and COO

Date	Author	Revision History

March 15, 2005	J. Cleveland	Initial plan document

This Synopsys Executive Incentive Plan (“EIP” or the “Plan”) provides members of the Company’s senior management the potential to earn variable compensation linked directly to attainment of the Company’s fiscal year objectives, Business Group performance (as applicable), and individual performance and contribution.

ELIGIBILITY

To be eligible to receive an award under this Plan, an executive must have been designated by the Board of Directors as an “officer” of the Company pursuant to rule 16(b) of the Securities Exchange Act of 1934 and must be:

•                  a regular employee scheduled to work at least 20 hours per week;

•                  employed by Synopsys as of the first work day of the fourth quarter in the fiscal year;

•                  actively employed through the last day of the fiscal year (or on an approved leave of absence);

and

•                  not participating in a commission or any other incentive plan (including, but not limited to, a sales or applications consulting compensation plan, CIP, or a special incentive plan in connection with an acquisition).

TARGETED PERCENTAGE OF FISCAL YEAR ELIGIBLE EARNINGS

The targeted incentive percentage for each eligible executive is set by the Compensation Committee of the Board of Directors.  An executive’s actual award may be substantially different than his or her targeted bonus based on Company and Business Group (if applicable) achievement and individual performance and contribution, as assessed by the executive’s management and approved by the Compensation Committee.

The targeted incentive is expressed as a percentage of eligible earnings.  Eligible earnings include base salary, flexible time off (FTO) pay, and disability benefits (if applicable) actually paid through Synopsys Payroll during the fiscal year.  All other types of compensation such as spot bonuses, employee referral bonuses, and amounts realized from the exercise of stock options or upon purchase or sale of shares under the Company’s Employee Stock Purchase Plan do not count as eligible earnings.

If an executive has participated in a commission plan or other incentive bonus plan for part of the fiscal year, only earnings received during the portion of the year the executive was eligible for EIP will be included as eligible earnings.  For eligible executives who join the Company pursuant to an acquisition, only qualifying compensation as described above paid by Synopsys following the closing date of the acquisition will be counted.

FUNDING THE PLAN

When determining EIP pool funding, Synopsys measures 1) overall corporate performance, and 2) business group performance (if applicable).

For executives in product Business Groups, the incentive pool is funded [*]% based on the Company performance and [*]% based on the executive’s Business Group performance.  For executives in infrastructure or corporate services/support groups (Corporate Marketing, Finance/Legal/Operations, Human Resources/Facilities, Technology & Information Systems (CTO), and the Office of the President), the incentive pool is solely funded 100% based on Company performance.    In the event an eligible executive transfers from a business group to a corporate infrastructure group or vice versa during the fiscal year, appropriate pool funding will be determined by the executive’s management, subject to the approval of the Compensation Committee.

CORPORATE PERFORMANCE

Synopsys must achieve in aggregate at least 90% of its fiscal year plan for accepted orders, revenue and expenses for any pool funding to occur, regardless of individual Business Group performance.  Corporate pool funding increases or decreases based on Synopsys’ actual performance against the fiscal year plan.  Pool funding rates based on actual performance are set forth in Exhibit A to this Plan.  For example, if aggregate performance is 99%, 97% of the targeted pool will be funded.  In calculating corporate orders achievement, accepted orders may be adjusted (up or down) based on the six quarter revenue signature of the orders (excluding upfront orders) accepted each quarter compared to a benchmark that is consistent with the Company’s long term financial plan (the “Orders Quality Modifier” ).

The relative weighting of orders (as adjusted by the OQM), revenue and expenses is as follows:

THE MEASUREMENTS

Corporate Performance (100%):

Measure Weighting

Accepted Orders (OQM adjusted) [*]%

Revenue [*]%

Expenses [*]%

BUSINESS GROUP PERFORMANCE

Each product Business Group must achieve at least 90% of its fiscal year plan for accepted orders and expenses in aggregate, in order for the Business Group portion ([*]%) of the incentive pool to fund. If the Business Group does not achieve at least 90% of its plan, only the portion of the incentive pool based on Company performance ([*]%), if funded, will be available for payout to Business Group employees.

The pool increases or decreases based on the product Business Group’s actual performance against its fiscal year plan similar to the Corporate performance scale above.  In calculating BG orders achievement, accepted orders may be adjusted (up or down) based on the OQM.

 The maximum pool funding for the Business Group component is [*]%, unless Synopsys as a whole exceeds 100% of the corporate plan, in which case the maximum pool funding is [*]%.

THE BG MEASUREMENTS

Corporate Performance ([*]%):	Business Group Performance ([*]%):
Measure Weighting	Measure Weighting
Accepted Orders (as adjusted by OQM) [*]%	Accepted Orders (as adjusted by OQM) [*]%
Revenue [*]%	Expenses [*]%
Expenses [*]%

INDIVIDUAL PAYOUT

An eligible executive’s individual performance and contribution during the fiscal year largely determines his or her EIP award.  Fifty percent of an eligible executive’s bonus will be based on the financial performance of the Company and Business Group, as applicable.  The remaining 50% will be based on an assessment of achievement of business objectives and impact to the Company, as determined by the executive’s management and the Compensation Committee.

IMPORTANT NOTES ABOUT THE PLAN

This Plan supersedes and replaces all prior corporate incentive plans.  The Company may amend or terminate the Plan at any time, with or without notice. The Company may likewise terminate an individual’s participation in the Plan at any time, with or without notice.  Nothing in this Plan shall be construed to be a guarantee that any participant will receive all or part of an incentive award or to imply a contract between the Company and any participant.   Eligibility for and determination of incentive awards under the Plan are within the sole discretion of the Company, and prior to actual distribution, incentive awards may be increased, reduced or eliminated.

Approvals:

/s/ Jan Collinson	April 20, 2005
Jan Collinson	Date
Senior Vice President – HR/FAC

/s/ Aart de Geus	April 20, 2005
Aart de Geus	Date
Chairman and CEO

/s/ Chi-Foon Chan	April 20, 2005
Chi-Foon Chan	Date
President and COO

Exhibit A

Corporate or Business Group Pool Funding

% Performance to Plan	Performance Factor %
[*]%	167% (Maximum)
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
[*]%	[*]%
Under 90%	0%

The maximum pool funding for the Business Group component is [*]%, unless Synopsys as a whole exceeds 100% of the corporate plan, in which case the maximum funding is [*]%.

* Represents specific quantitative or qualitative performance-related factors, or factors or criteria involving confidential commercial or business information, the disclosure of which would have an adverse effect on the Registrant.